UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

      First State Capital Investments, Inc.

(Exact Name of Registrant as Specified in its Charter)

      Delaware

  000-54644

      45-437178339

(State or other jurisdiction

(Commission

   (IRS Employer

of incorporation)

 File Number)

       Identification Number)

1514 N. 35th Street, Seattle, Wa.                                                                98103

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (206) 422-6677

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On April 22, 2013, Registrant entered into a Definitive Purchase Agreement (“DPA”) with Gravity Collection Inc., (“Buyer”) a Nevada corporation with a principal place of business at 191 University Boulevard, Suite 592, Denver, Colorado 80206.  Mr. Harry S. Vested, Jr. is CEO of Buyer.  The DPA calls for a Purchase Price of Twenty-thousand Two Hundred and no/100 ($20,200.00) U.S. Dollars and in exchange for payment in full of the Purchase Price, Buyer will receive all 200,000 shares of Registrant’s issued and outstanding Common Stock, par value $0.001.  Registrant’s issued and outstanding Common Stock at the time of the signing of the DPA consists of 100,000 shares issued to Media Services, Inc. and 100,000 shares issued to Enterprise Creations, LLC, collectively referred to as “Sellers.”  Sellers’ ownership of Registrant’s Common Shares represents 100% of the issued and outstanding shares of Registrant.

On May 23, 2013, Registrant declared the DPA to be null and void due to Buyer being in material breach of the DPA by failing to pay the Purchase Price of Twenty-thousand Two Hundred and no/100 ($20,200.00) U.S. Dollars.  In spite of Seller’s numerous inquiries, Buyer offered no explanation for its breach and failure to pay the Purchase Price.

There is no family relationship or other relationship between the Sellers and between the Sellers and the Buyer.  There are no arrangements or understandings among the members of the former or new control groups with respect to election of directors or other matters.

The original transaction was a private transaction between the Sellers and Buyer.  No new shares of the Registrant were sold or issued.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

10.01

Definitive Purchase Agreement dated April 18, 2013.

Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Capital Investments, Inc.

(Registrant)

Date: May 24, 2013

 /s/ William D. Kyle

William D. Kyle

  Secretary